UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: October 12, 2010

Date of earliest event reported: October 11, 2010

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On October 11, 2010, CAMAC Energy Inc. (the “Company”) entered into a binding Heads of Agreement (the “Agreement”) with CAMAC Energy Holdings Limited (“CEHL”), CAMAC International (Nigeria) Limited (“CINL”), and Allied Energy Resources Nigeria Limited (“Allied,” and together with CEHL and CINL, “CAMAC”). Pursuant to the Agreement, the Company agreed to acquire CAMAC’s full remaining interest (the “Transaction”) in a Production Sharing Contract (the “PSC”) which relates to those certain Oil Mining Leases 120 and 121 granted to Allied by the Federal Republic of Nigeria with respect to oil and gas assets offshore of Nigeria (the “Non-Oyo Contract Rights”). The Company previously acquired all of CAMAC’s interest with respect to that certain oilfield asset known as the Oyo Field (the “Oyo Contract Rights”) under the PSC in a transaction that closed in April 2010, and upon consummation of the acquisition of the Non-Oyo Contract Rights as contemplated under the Agreement, the Company will have acquired CAMAC’s full interest in the PSC.

The Company shall acquire the Non-Oyo Contract Rights from CAMAC in exchange for cash within 15 days of the closing of the Transaction, and, at Allied’s option, cash or shares of Common Stock of the Company, par value $0.001 per share (“Shares”) upon the occurrence of certain milestones, as follows:

a.	Closing of the Transaction: $5 million in cash within 15 days of the closing of the Transaction;

b.

First Milestone: Upon commencement of drilling of the first well outside of the Oyo Field under the PSC, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied of $5 million (either in cash, or at Allied’s option, in Shares);

c.

Second Milestone: Upon discovery of hydrocarbons outside of the Oyo Field under the PSC in sufficient quantities to warrant the commercial development thereof, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied of $5 million (either in cash, or at Allied’s option, in Shares);

d.

Third Milestone: Upon the approval by the Management Committee (as defined in the PSC) of a Field Development Plan with respect to the development of non-Oyo Field areas under the PSC, as approved by the Company, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied of $20 million (either in cash, or at Allied’s option, in Shares); and

e.

Fourth Milestone: Upon commencement of commercial hydrocarbon production outside of the Oyo Field under the PSC, the Company may elect to retain the Non-Oyo Contract Rights (with no additional milestones or consideration required thereafter following payment in full of the following consideration) upon payment to Allied, at Allied’s option of (i) $25 million in Shares, or (ii) $25 million in cash through payment of up to 50% of the Company’s net cash flows received from non-Oyo Field production under the PSC.

If any of the above milestones are reached and the Company elects not to retain the Non-Oyo Contract Rights at that time, then all the Non-Oyo Contract Rights will automatically revert back to CAMAC without any compensation due to the Company and with Allied retaining all consideration paid by the Company to date.

The Agreement contains the following conditions to the closing of the Transaction: (i) the Company, CINL, Allied, and Nigerian AGIP Exploration Limited (“NAE”) must enter into a Novation Agreement in a form satisfactory to the Company and CEHL and that contains a waiver by NAE of the enforcement of Section 8.1(e) of the PSC (preventing Allied from transferring its interest under the PSC to a third party) and that notwithstanding anything to the contrary contained in the PSC, the profit sharing allocation set forth in the PSC shall be maintained after the consummation of the Transaction; (ii) the Company and Allied must enter into a registration rights agreement with respect to the Shares in a form satisfactory to the Company and Allied.; and (iii) the Oyo Field Agreement, dated April 7, 2010, by and among the Company, CEHL and Allied, must be revised in order to remove certain indemnities with respect to Non-Oyo Operating Costs (as defined therein), provided, however, that the indemnities set forth in Sections 3.1(b) and (d) thereunder shall remain in full force and effect. In addition, CAMAC must deliver certain data and equipment to the Company in as-is condition.

The Agreement also contains other customary terms, including, but not limited to, customary representations and warranties, conditions to closing, indemnification and limitation of liability provisions.

The Agreement is intended by the parties to create a binding agreement between the parties with respect to the acquisition of the Non-Oyo Contract Rights by the Company, and the parties agree to endeavor to prepare and enter into a purchase and sale agreement to reflect the terms of the Agreement in further detail and shall endeavour to sign such Agreement as soon as possible, with the Transaction expected to close on or before November 30, 2010.

The foregoing summary of the material terms and conditions of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 1.01.

Related Party Transactions

Dr. Kase Lawal, the Company’s Non-Executive Chairman and member of the Board of Directors, is a director of each of CEHL, CINL, and Allied. Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CEHL, and CINL and Allied are each wholly-owned subsidiaries of CEHL. As a result, Dr. Lawal may be deemed to have an indirect material interest in the transaction contemplated by the Agreement.

The Company, or its officers, directors and stockholders, and CAMAC are parties to the transactions or have the other relationships described in those certain Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on November 23, 2009, March 8, 2010, April 13, 2010, April 21, 2010, May 20, 2010, July 29, 2010, and September 8, 2010, Definitive Proxy Statements on Schedule 14A filed with the SEC on March 19, 2010 and June 16, 2010, Annual Report on Form 10-K/A filed with the SEC on April 30, 2010, and Quarterly Reports on Form 10-Q filed with the SEC on May 14, 2010 and August 9, 2010.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, pursuant to the Agreement, the Company has agreed to issue Shares to Allied valued at up to $55 million if, upon achievement of certain milestones as described in the Agreement, the Company elects to retain the Non-Oyo Contract Rights and Allied elects to be paid consideration for the Non-Oyo Contract Rights in Shares. The Shares will be issued by the Company in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. This exemption will be based on Allied’s agreement that (a) it has access to all of the Company’s information pertaining to the Shares and has been provided with the opportunity to ask questions and receive answers regarding the Shares, (b) it is acquiring the Shares for its own account for investment and not for the account of any other person and not with a view to or for any distribution within the meaning of the Securities Act, and (c) it will not sell or otherwise transfer the purchased Shares unless in compliance with state and federal securities laws. Allied is also expected to represent that it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the Shares.

The information pertaining to the Company’s common stock in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On October 12, 2010, the Company issued a press release announcing the entry into the Agreement and certain related matters. A copy of the Company’s press release, dated October 12, 2010, announcing the entry into the Agreement and certain related matters is furnished herewith as Exhibit 99.1. In addition, beginning on October 12, 2010, and at other times thereafter, the Company intends to present or distribute a PowerPoint slide presentation entitled “IPAA OGIS San Francisco” to various institutions, funds, and sophisticated investors, including to participants at the IPAA Oil and Gas Investment Symposium in San Francisco, California on October 12, 2010. The PowerPoint slide presentation is accessible on the Company’s website at www.camacenergy.com, and is furnished herewith as Exhibit 99.2. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing. The information set forth in, or in any exhibit to, this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Heads of Agreement, dated October 11, 2010, by and among CAMAC Energy Inc., CAMAC Energy Holdings Limited, Allied Energy Resources Nigeria Limited, and CAMAC International (Nigeria) Limited.

99.1	Press Release, dated October 12, 2010.

99.2	IPAA OGIS San Francisco PowerPoint slide presentation, dated October 12, 2010

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2010

CAMAC Energy Inc.

By: /s/ Byron A. Dunn
            Byron A. Dunn
            Chief Executive Officer

EXHIBITS

Exhibit	Description

10.1	Heads of Agreement, dated October 11, 2010, by and among CAMAC Energy Inc., CAMAC Energy Holdings Limited, Allied Energy Resources Nigeria Limited, and CAMAC International (Nigeria) Limited.

99.1	Press Release, dated October 12, 2010.

99.2	IPAA OGIS San Francisco PowerPoint slide presentation, dated October 12, 2010